Exhibit 5.2
August 16, 2010
8100-65725
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road
Suite 6000
Lafayette, LA 70508
Ladies and Gentlemen:
     We have acted as counsel for PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”), and TDC Energy LLC, a Louisiana limited liability company (“TDC” and together with PQLLC, the “Subsidiary Guarantors”), in connection with the issuance and sale of $150,000,000 aggregate principal amount of the 10% Senior Notes due 2017 (the “Notes”) of PetroQuest Energy, Inc., a Delaware corporation (the “Company”). The Notes are being issued under an Indenture dated as of August 19, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of August 19, 2010 (the “Supplemental “Indenture”), among the Company, the Subsidiary Guarantors, and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.” The Notes are being guaranteed by the Subsidiary Guarantors pursuant to the guarantees included in the Indenture (the “Guarantees”), and are being sold by the Company to certain underwriters (the “Underwriters”) pursuant to the Underwriting Agreement dated August 12, 2010 (the “Underwriting Agreement”), among the Company, the Subsidiary Guarantors, and J.P. Morgan Securities Inc., as representative of the Underwriters.
     This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

PetroQuest Energy, Inc.
August 16, 2010

     (i) the registration statement on Form S-3 (Registration No. 333-158446) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 6, 2009 (such registration statement as amended, including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);
     (ii) the prospectus dated July 23, 2009, included in the Registration Statement, relating to the offering from time to time of certain securities of the Company and certain securities of the Subsidiary Guarantors (the “Base Prospectus”);
     (iii) the preliminary prospectus supplement dated August 9, 2010, relating to the Notes, in the form filed on August 9, 2010, with the Commission pursuant to Rule 424(b)(5) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);
     (iv) the term sheet dated August 12, 2010, relating to the Notes, filed on August 12, 2010, with the Commission as a free writing prospectus, pursuant to Rules 164 and 433 under the Securities Act;
     (v) the prospectus supplement dated August 12, 2010, relating to the Notes, in the form filed on August 13, 2010, with the Commission pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);
     (vi) the Underwriting Agreement;
     (vii) the Indenture;
     (viii) resolutions adopted by the Board of Directors of each of the Subsidiary Guarantors; and
     (ix) the Articles of Organization and Amended and Restated Operating Agreement of PQLLC, and the Articles of Organization and Operating Agreement of TDC, each as amended to date.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted

PetroQuest Energy, Inc.
August 16, 2010

to us as certified, conformed or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents. In making such examination, we have also assumed that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Obligors and others.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1.	Each of the Subsidiary Guarantors (a) is a limited liability company duly organized and validly existing under the laws of the State of Louisiana, and (b) has all requisite limited liability company power and authority to own its property and assets and to carry on its business as now conducted.

2.	Each of the Subsidiary Guarantors has the limited liability company power and authority to execute and deliver the Underwriting Agreement and the Indenture and to perform its obligations, including the Guarantees, thereunder.

3.	The execution, delivery and performance by the Subsidiary Guarantors of the Underwriting Agreement have been duly authorized by all necessary limited liability company action on the part of the Subsidiary Guarantors. The Underwriting Agreement has been duly executed and delivered by the Subsidiary Guarantors.

4.	The execution, delivery and performance by the Subsidiary Guarantors of the Indenture, including the Guarantees, have been duly authorized by all necessary limited liability company action on the part of the Subsidiary Guarantors. The Indenture has been duly executed and delivered by the Subsidiary Guarantors.
     Our opinions expressed above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we

PetroQuest Energy, Inc.
August 16, 2010

express no opinion herein with respect to provisions relating to severability or separability.
     We are members of the bar of the State of Louisiana. The opinions expressed herein are limited exclusively to the laws of the State of Louisiana, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Company’s Current Report on Form 8-K. We also consent to the references to our Firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in law.
Very truly yours,
ONEBANE LAW FIRM

By:	/s/ Craig A. Ryan
Craig A. Ryan